Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Gaming and Leisure Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares, par value $0.01 per share	Rule 457(o) and (r)	(1)	(1)	$1,000,000,000	0.00011020	$110,200.00

Total Offering Amounts						$1,000,000,000		$110,200.00

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$110,200.00

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-266814 filed with the Securities and Exchange Commission on August 12, 2022.